Form C

Cover Page

Name of issuer:

SFO84, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/25/2014

Physical address of issuer:

584 Castro Street
San Francisco CA 94114

Website of issuer:

https://www.misterbandb.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

6/15/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

49

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$3,499,504.00	$7,760,512.00
Cash & Cash Equivalents:	$1,765,484.00	$5,739,572.00
Accounts Receivable:	$50,871.00	$91,428.00
Short-term Debt:	$435,107.00	$1,045,531.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$2,282,182.00	$2,032,575.00
Cost of Goods Sold:	$569,099.00	$315,561.00
Taxes Paid:	$25,886.00	$13,288.00
Net Income:	($3,593,051.00)	($3,126,402.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

SFO84, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matthieu Jost	CEO	misterb&b	2014
Jean Bourcereau	VC	Ventech	2017
Francois De Landes De Saint Palais d'Aussac	COO	misterb&b	2014
Marc Dedonder	CCO	misterb&b	2014
Anton Waitz	VC	Project A	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Matthieu Jost	CEO	2014
Francois De Landes De Saint Palais d'Aussac	COO	2014
Marc Dedonder	Secretary	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
No principal security holders.		

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

To increase revenues we must expand our userbase. To accomplish this, we must increase our visibility in the marketplace. Potential customer must be aware we exist and be able to find us. We need to demonstrate how our website can be useful to them. That could require us to devote more resources to marketing efforts, including advertising and other expenses, to build public awareness of our brand. Even with an enhanced marketing effort, there is no guarantee that we will be able to increase the number of new visitors to our website and in turn, convert them into customers or users. Any number of conditions could affect the success of our marketing effort, which could have a negative impact on user experience with our website and adversely affect our results of operations and future growth.

We may be subject to future governmental regulations. Aspects of our business and our products may be regulated at the local, state, and federal levels. The nature and scope of future legislation, regulations and programs cannot be predicted. While we anticipate that we and our products will be in compliance with all applicable governmental regulations, there still may be risks that such laws and regulations may change with respect to present or future operations. Such additional costs would increase the cost of investments and operations and decrease the demand for services. We and our products will be ultimately responsible for compliance with such regulations and for obtaining and maintaining all required permits and licenses. Such compliance may be time consuming and costly, and such expenses may materially affect our future ability to break even or generate profits.

To remain competitive, we must continue to enhance and improve the functionality and features of our websites and technology infrastructure. As a result, we will need to continue to improve and expand our hosting and network infrastructure and related software capabilities. These improvements may require greater levels of spending than we have experienced in the past. Without such improvements, our operations might suffer from unanticipated system disruptions, slow application performance or unreliable service levels, any of which could negatively affect our reputation and ability to attract and retain customers and contributors. Furthermore, in order to continue to attract and retain new customers, we are likely to incur expenses in connection with continuously updating and improving our user interface and experience. We may face significant delays in introducing new services, products and enhancements. If competitors introduce new products and services using new technologies or if new industry standards and practices emerge, our existing websites and our proprietary technology and systems may become obsolete or less competitive, and our business may be harmed. In addition, the expansion and improvement of our systems and infrastructure may require us to commit substantial financial, operational and technical resources, with no assurance that our business will improve.

We may need to acquire or develop new products, evolve existing ones, address any defects or errors, and adapt to changes in technology in order to continue growing our business.

The company may face difficulties attracting customers which could undermine its operations and severely impact its ability to operate.

From time to time, the Companies may be involved in claims and legal actions arising in the ordinary course of business. The Companies are not presently involved in any legal proceedings which management expects individually or in the aggregate to have a material adverse effect on its combined financial condition or results of operations or cash flows.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: 30% towards technical development, 66% toward marketing/promotion of the new service (growth), 4% towards Wefunder intermediary fee

---

If we raise: **$1,070,000**

Use of Proceeds: 3% towards technical development, 93% toward marketing/promotion of the new service (growth), 4% towards Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder’s discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. **An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $40,000,000.00 valuation cap; 10.000% discount; 3% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $100,000.00

Valuation Cap: $40,000,000.00

Discount Rate: 10%

Maturity Date: 36 months from the Effective Date.

Early-Bird: Investors investing in the first $125,000.00, will receive a valuation cap of $35,000,000.00

Conversion and Repayment

Conversion upon a Qualified Financing. In the event that the Company issues and sells shares of its equity securities ("Equity Securities") to investors (the "Investors") on or before the Maturity Date in an equity financing with total proceeds to the Company of not less than $3,000,000 (excluding the conversion of the Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity)) (a "Qualified Financing"), then the outstanding principal amount of this Note and any unpaid accrued interest shall automatically convert in whole without any further action by the Holder into Equity Securities sold in the Qualified Financing at a conversion price equal to the lesser of (i) the cash price paid per share for Equity Securities by the Investors in the Qualified Financing multiplied by 1 minus the Discount Rate, and (ii) the quotient resulting from dividing Valuation Cap by the number of outstanding shares of capital stock of the Company as of the date of the Note (assuming conversion of all securities convertible into capital stock and exercise of all outstanding options and warrants, including all shares of capital stock reserved and available for future grant under any equity incentive or similar plan of the Company, and/or any equity incentive or similar plan to be created or increased in connection with the Qualified Financing, but excluding the shares of equity securities of the Company issuable upon the conversion of Notes or other convertible securities issued for capital raising purposes (e.g., Simple Agreements for Future Equity) (collectively, the "Fully-Diluted Capitalization")). The issuance of Equity Securities pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to Equity Securities sold in the Qualified Financing.

Notwithstanding anything to the contrary contained herein, the first $125,000 of the Principal Amount of the Note issued pursuant to this Note shall have a Valuation Cap of $35,000,000.

Conversion upon Non-Qualified Financing. In the event the Company issues and sells shares of its Equity Securities to Investors in a Non-Qualified Financing prior to or after the Maturity Date, at the option of the Holder, then the outstanding principal amount of this Note and any unpaid accrued interest shall convert in whole without any further action by the Holder into Equity Securities sold in the Non-Qualified Financing at a conversion price equal to the lesser of (i) the cash price paid per share for Equity Securities by the Investors in the Non-Qualified Financing multiplied by 1 minus the Discount Rate, and (ii) the quotient resulting from dividing Valuation Cap by the Fully-Diluted Capitalization. The issuance of Equity Securities pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to Equity Securities sold in the Non-Qualified Financing. "Non-Qualified Financing" shall mean any equity financing of the Company, which is not a Qualified Financing.

Conversion upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, at the option of the Holder, (a) the Company shall pay the Holder 1.25 times the principal amount plus accrued and unpaid interest outstanding as of the date of the Change of Control, or (b) the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into shares of Class B Common Stock of the Company ("Class B Stock") at a conversion price equal to the quotient resulting from dividing the Valuation Cap by the Fully-Diluted Capitalization. A "Change of Control" means (i)a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company isa party in which in excess of 50% of the Company's voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property or (iv) the closing of the Company's first firm commitment under written initial public offering of CommonStock pursuant to a registration statement filed under the Securities Act; provided that a Change of Control shall not include any transaction or series of transactions principally for bonafide equity financing purposes in which cash is received by the Company or any successor, indebtedness of the Company is cancelled, or converted or a combination thereof. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

Interest Accrual.

All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal. Interest will not compound and will be calculated on a simple interest basis, accruing annually.

Prepayment.

The Company may prepay the outstanding principal amount of this Note and any unpaid accrued interest at any time.

Irrevocable Proxy.

The Holder hereby appoints, and shall appoint in the future upon request, Anton Waitz and Jean Bourcereau (collectively, the"Designated Proxies") as the Holder's true and lawful proxy and attorney, with the power to act alone and with full power of substitution ,to, consistent with this instrument and on behalf of the Holder, (i) give and receive notices and communications, (ii) execute any instrument or document that the Designated Proxies determine is necessary or appropriate in the exercise of its authority under this instrument and (iii) take all actions necessary or appropriate in the judgment of the Designated Proxies for the accomplishment of the foregoing, including the amendment and waiver of any terms of this note in accord withSection7.5 of the Note.

After the date of the final closing of an Equity Financing, the Holder hereby appoints, and shall appoint in the future upon request, the then-current CEO, as the Holder's true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to, consistent with this instrument and on behalf of the Holder, (i) vote all shares of the capital stock issued pursuant to the terms of this instrument as the holders of a majority of the shares of capital stock vote, (ii) give and receive notices and communications, (iii) execute any instrument or document that the CEO determines is necessary or appropriate in the exercise of the CEO's authority under this instrument and (iv) take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note maybe amended or waived with the written consent of the Company and the Designated Proxies pursuant to proxy granted under Section 5 of the Convertible Note provided that all Holders of the notice are given prompt written notice of such waivers and amendments.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Preferred Stock	17,166,191	16,223,582	Yes
Class B Common Stock	30,000,000	2,038,386	Yes
Class A Common Stock	7,500,000	6,962,950	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Preferred stock has a liquidation preference of 1 to 1 over common stock. Preferred stock has voting rights equal to the number of whole shares of class B common stock into which the preferred stock could convert into. Class A Common Stock has a liquidation preference of 1x the Original Issue Price for the Class A, which the company set the OIP at $0.28 per share. The Class B Common Stock does not have a liquidation preference, but rather the Class B gets to split the remaining funds pro rata after the Preferred and Class A has been paid out. The Class A, like the Preferred Stock, can convert to Class B and participate pro rata if that would result in a larger payout.

Holders of Class A Common Stock and Class B Common Stock are entitled to one vote. Investors in this round will proxy voting rights, as discussed in the Convertible Note.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the
Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as
discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares.

As discussed in Question 13, when we engage in an offering of equity involving Stock, Investors may receive a number of shares of Preferred Stock calculated as either the conversion price equal to
the lesser of (i)
90% of the price paid per share for Equity Securities by the Investors in the Qualified Financing
or (ii) the price equal to the quotient of the valuation cap of $40,000,000.00 (the "Valuation Cap") (or $35,000,000 for the first $125,000 of investors) divided by the aggregate number of outstanding shares of the Company's stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.
In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	Convertible Note	$426,536	General operations
1/2017	Section 4(a)(2)	SAFE	$1,139,500	General operations
5/2017	Section 4(a)(2)	Preferred stock	$8,426,153	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

SFO84, Inc and it's wholly owned subsidiary Pinklab 360 have a related party loan due to them in the amount of $27,319. The loan was issued in 2015 to Appartlib, a shareholder in the Company. The loan has no specific maturity date, interest rate, or repayment terms, but is expected to be repaid as the Company becomes profitable.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

misterb&b empowers the gay community to travel more safely, feel welcome & get local insider tips wherever they go. We're the world's largest gay travel lodging platform, with more than 220,000+ hosts across 135 countries offering short-term rentals. With more than $13.5M raised institutionally, we want to offer our loyal community and supporters the opportunity to own a part of our company.

The driving mission behind misterb&b is to ensure all LGBTQ travelers and hosts can connect in real life and feel welcome everywhere. We started with short-term rentals, but misterb&b will be much larger than that. We won't rest until we are the go-to travel company for the gay community, where folks can read a city guide written by a gay local, book a place to stay, and book all their tourist experiences, knowing that they're getting the best and safest travel experience out there.

Milestones

SFO84, Inc was incorporated in the State of Delaware in March 2014.

Since then, we have:

- Alumni of 500 Startups.

- 220,000+ hosts over 135 countries.

- Raised $13.5M USD to date from institutional investors like Project A and Ventech.

- First gay app selected "App of the day" on the Apple Store in June 2018

- Joel Simkhai (founder of Grindr, sold for $300M USD) early investor.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $2,282,182 compared to the year ended December 31, 2017, when the Company had revenues of $2,032,575. Our gross margin was 75.06% in fiscal year 2018, compared to 84.47% in 2017.

- *Assets.* As of December 31, 2018, the Company had total assets of $3,499,504, including $1,765,484 in cash. As of December 31, 2017, the Company had $7,760,512 in total assets, including $5,739,572 in cash.

- *Net Loss.* The Company has had net losses of $3,593,051 and net losses of $3,126,402 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $435,107 for the fiscal year ended December 31, 2018 and $1,045,531 for the fiscal year ended December 31, 2017.Liquidity & Capital Resources
  To-date, the company has been financed with $11,640,477 in equity and $1,139,500 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 1000 months before we need to raise further capital. We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future. We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

SFO84, Inc cash in hand is $1,700,000, as of March 2019. Over the last three months, revenues have averaged $250,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $400,000/month, for an average burn rate of $150,000 per month. Our intent is to be profitable in 24 months. There are no material changes or trends in our finances or operations that occurred since the date that our financials cover

After the raise, we expect our revenue to increase as we launch our new campaign. Although we cannot guarantee it, we expect our short term revenues to increase to $330k per month, and expenses to stay around $400k. We are currently growing 30% year over year, and expect that to continue. We plan to do a series B from traditional investors 12 months after the raise.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.misterbandb.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Mister B and B Convertible Note Early Bird
- Mister B and B Convertible Note

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Anton Waitz
- Francois De Landes De Saint Palais d'Aussac
- Jean Bourcereau
- Marc Dedonder
- Matthieu Jost

Appendix E: Supporting Documents



INVEST IN MISTERB&B

maximum target met

$0
raised of $0 maximum target from 0 investors

Largest gay travel community in the world

misterb&b empowers the gay community to travel more safely, feel welcome & get local insider tips wherever they go. We're the world's largest gay travel lodging platform, with more than 220,000+ hosts across 135 countries offering short-term rentals. With more than $13.5M raised institutionally, we want to offer our loyal users and supporters the opportunity to buy a piece of our company.



Matthieu Jost
CEO
13+ years' as an entrepreneur. Improved short term rental marketplace aimed at LGBTQA community


Explore the world, experience your pride, with misterb&b.

Why you may want to invest

1. Alumni of 500 Startups.
2. 220,000+ hosts over 135 countries.
3. Raised $13.5M USD to date from institutional investors like Project A and Ventech.
4. First gay app selected "App of the day" on the Apple Store in June 2018
5. Joel Simkhai (founder of Grindr, sold for $300M USD) early investor.

$ 100 min

REMIND ME (2)

What you are investing in

Custom Convertible Note

~~$40M~~ **$35M** valuation cap

First $125K investors of this fundraise will invest in a convertible note with a $35M valuation cap.

3% interest
10% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $35M in the future.

Earning a return
Learn more about convertible notes

Investor perks

$500+
Inclusion on our investor wall-of-fame at our HQ. This is a permanent hi-five for supporting us!

$1,500+
5% discount on every bookings on misterb&b during 2019

$5,000+
7.5% discount on every bookings on misterb&b during 2019

$10,000+
10% discount on every bookings on misterb&b during 2019

Our Ambition

The driving mission behind misterb&b is to ensure all LGBTQ travelers and hosts can connect in real life and feel welcome everywhere. We started with short-term rentals, but misterb&b will be much larger than that. We won't rest until we are the go-to travel company for the gay community, where folks can read a city guide written by a gay local, book a place to stay, and book all their tourist experiences, knowing that they're getting the best and safest travel experience out there.

https://misterbandb.com

$50,000+
10% discount on every bookings on misterb&b during 2019 + one day at our HQ + a diner with the co-founding team

see less

Why I Like misterb&b

We have a penchant for companies with strong growth and revenue. Not only does misterb&b have both, but they also have a stellar team.



Christine Tsai
500 GENERAL MANAGER

THE BUZZ ABOUT MISTERB&B

The online travel industry is already generating massive business worldwide and innovation keeps on thriving in this sector. misterb&b's early commercial traction and tremendous growth over the past two years have proven the huge value of their differentiated offer for both hosts and guests.


Jean Bourcereau
Managing Partner, Ventech (Ventech is a mister b&b investor)

With great dedication and a strong vision, the misterb&b founders have built an impressive platform in a very attractive global market.


Anton Waitz
General Partner, Project A (Project A is a mister b&b investor)

I am honored to partner with them [misterb&b] to provide safer travel opportunities for our users in China and Europe.


Geng Le
Founder of Blued (Gay Social Network App)

Misterb&b is a very user friendly site, and fills a gap in my life that I didn't even know was there. I have really enjoyed being able to support the LGBTQ community this way. I've met some amazing hosts around the world, and have developed some great friendships with them as well. I love having a resource that lets me know where I can feel safe being openly gay when I travel with my husband. Reviews from past guests have also helped me better choose where to stay. I've even found a host in Durban for a trip to meet my biological dad, whom I haven't seen in thirty years. You have been a tremendous resource for me and my travels.


Josh
Customer

Very good experiences using MisterB&B so far. I have booked 3 different apartment rentals for holiday (in London and Stockholm) with very good success. In all 3 cases, the site was easy to use, and facilitated clear and accurate information. All 3 rentals were excellent experiences, with correct information and accurate photos of the locations. Will not hesitate to use again

Mark
Customer

Four years ago in Merida, Perry (my husband) and I rented a room from bearded Canadian retirees, our first taste of misterb&b. One night they cooked us dinner, and as glasses emptied and filled again, told us how they came out: familiar queer narratives of disruption, loss, and getting over it. Misterb&b's been part of our travel landscape ever since, joining rainbow-flagged sanctuaries we've always sought together on the road: lesbian bookstores and queer pubs, gayborhood diners and drag cantinas. They're the pin drops you can connect to trace the shadow of a queer city on a mainstream map, a place to move freely, without armor.



John Birdsall
Writer for Eater Magazine

My guests love the fact that they can ask me anything about the area and the nightlife. As another gay man, I can let them know where they should go for whatever they are looking for.

Jack Macdonald
misterb&b Host

Sites like misterb&b are connecting us with people who have something in common with us, who understand our concerns when traveling, and who are locals that happen to be LGBTQ. We avoid uncomfortable or even potentially dangerous experiences in some countries by seeking gay-friendly or gay service providers, and I don't think there's anything wrong with that.



Bryan Pirolli
Contributor to HuffPost

Forbes

French Start-Up Misterb&b Targets LGTBQ Travel Market

Misterb&b boasts over 200,000 properties in 135 countries around the world and have raised $13.5 million.
February 15, 2019

THE BUSINESS JOURNALS

Airbnb rival MisterB&B wants to keep LGBTQ travelers safe - New York Business Journal

While there are plenty of gay-friendly international cities for LGBTQ travelers, lodging websites like Airbnb don't disclose much info about hosts or guarantee safety. That's especially the case in countries where homosexuality is either taboo or illegal. This
November 13, 2018 @ bizjournals.com

Project A

Project A | The Operational VC | misterb&b, Largest Gay Hotelier In The World, Raises $8.5M In Series A Funding

(June 7, 2017) San Francisco, CA - misterb&b, the largest gay hotelier in the world with 100,000 hosts in 135 countries, has closed a $8.5 million Series A funding round led by Berlin-based VC Project A and primarily France based VC Ventech.
November 13, 2018 @ project-a.com

Forbes

An Airbnb For Gay Men (And Why Women Love It Too)

An overnight stay in a rented room in an apartment in Barcelona took an uncomfortable turn for Matthieu Jost and his boyfriend, when they found out - too late - that their hosts didn't like the idea of two men sleeping in the same bed.
November 13, 2018 @ forbes.com

TC

Misterb&b raises $8.5 million to build the Airbnb for the LGBTQ community

Is there room for smaller, more focused Airbnb competitors? French startup Misterb&b thinks so as the startup just raised $8.5 million from Project A and Ventech to build an apartment renting platform focused on the LGBTQ community. As the
October 29, 2018 @ techcrunch.com

TWOBAD TOURISTS

5 Reasons to List Your Space on misterb&b

The 'Sharing Economy' has made a big impact on the travel industry in the past decade with major leaders like AirBnB and Uber to the hundreds of other home and ride sharing businesses available. Today's travelers are often choosing home rentals
February 9, 2018 @ twobadtourists.com

5 Startups Founded by LGBT Entrepreneurs

5 Startups Founded by LGBT Entrepreneurs From every race, religion, ethnicity, gender and sexual orientation, one can find examples of the entrepreneurial spark that drives those gifted few to create new things, start new endeavors and push the

November 21, 2017 @ out.com

9 reasons why staying in a gay b&b is the best way to make new friends on holiday

When you go on holiday these days you've got more choice than ever before on where to stay. As well as big-name hotels and more boutique offerings, there's also the option of really soaking up the vibe by staying like a gay local and renting a room

September 7, 2017 @ pinknews.co.uk

Voila pourquoi Misterb&b, le Airbnb gay, est vraiment utile - France 24

Decouvertes Texte par Fabien JANNIC-CHERBONNEL VOIR AUSSI : L'Europe est encore bien loin d'atteindre l'egalite pour les LGBT Derniere modification : 12/08/2017 Pari reussi pour la start-up francaise Misterb&b, qui vient de lever 8,5 millions de

August 12, 2017 @ france24.com

How To Use misterb&b And Enjoy Your Vacation Like A Local!

When it comes to travel, my friends rely on me to make all the arrangements, pick places to go, see, drive the vehicles, and stay in. They expect me to be the tour guide when we touch down, know every hot spot, and where we should and should not go.

August 10, 2017 @ instinctmagazine.com

Matthieu Jost on Misterb&b - the Airbnb for your next 'gaycation' | The Memo

Founded in France in 2013, Misterb&b already has over 100,000 hosts in 135 countries. Earlier this year it raised $8.5m to expand even more. As far as the booking experience goes, it works the same as Airbnb, with hosts advertising their spare

July 17, 2017 @ thememo.com

Where Can We Find Queer Space After Pulse?

Thornton Park, near Lake Eola in the center of Orlando, is a neighborhood with an easy grace that's survived the passing of the 1920s. Old bungalows sprawl and compact mansions sit tidy behind facades tweaked with decorative Spanish Gothic

June 12, 2017 @ eater.com

misterb&b raises $8.5 million to further grow its Airbnb-like platform for the gay community

misterb&b, a French startup with an Airbnb-like platform with 100,000 hosts in 135 countries, has closed a $8.5 million Series A funding round led by Berlin-based VC Project A and Ventech. With the new fresh capital, misterb&b plans to expand its

June 8, 2017 @ eu-startups.com

Brief: An Airbnb for the LGBT community just got funded

French startup Misterb&b has just raised US$8.5 million in funding from Project A and Ventech. Its mission is to help travellers from the LGBT community find affordable accommodation where they can be themselves and feel welcome. It started out as a

June 7, 2017 @ techinasia.com

Heading abroad? Blued are partnering with misterb&b to promote safe travel

Wherever you're thinking of travelling, Blued and misterb&b can help point you towards accommodation where you'll be welcomed Thinking of making a trip? SPONSORED: Before internet and mobile technology, LGBTQ travellers had a limited

June 7, 2017 @ gaystarnews.com

The Other Airbnbs: Alternative Home-Sharing Rentals

The Getaway What Airbnb has popularized - the peer-to-peer rental of apartments, homes and spare bedrooms - the market has embellished with a roster of new and growing services that offer home sharing. In a sign of a maturing market, these

March 13, 2017 @ nytimes.com

These New Startups Are Aiming to Fix the Sharing Economy's Discrimination Problem

Last month, Airbnb CEO Brian Chesky announced that his company was hiring former US attorney general Eric Holder "to help craft a world-class anti-discrimination policy." Holder, as part of the assembly of a team of anti-discrimination heavy hitters

August 1, 2016 @ vice.com

6 L.G.B.T.-Friendly Places to Visit

Where to Go Now If we're going to get out there and travel no matter what, as our earlier look at gay travel post-Orlando suggested, where should we go? Matthieu Jost, the chief executive and a founder of misterb&b, a website that helps travelers

June 24, 2016 @ nytimes.com

Gay Travel Services: Gentrifying the Industry or Ghettoizing Gays?

I was running the marathon in Lyon and my partner was coming with me. While researching Airbnb options, I messaged a host, telling her that I was coming with a friend -- in French, it was clear that it was a male. She wrote back, innocently enough,

May 24, 2016 @ huffingtonpost.com

Misterbnb: The Airbnb dedicated to gay travellers

An uncomfortable experience when booking an apartment convinced Matthieu Jost that accommodation sharing services - while spurring a revolution in travel - might not always meet every individual requirement. Four years ago, Matthieu booked

March 30, 2016 @ lonelyplanet.com

Misterbnb: Gay travel revolution | CNN Travel

(CNN) - Most travelers pack an extra pair of socks, a rainy day itinerary, and some spare cash, planning for the worst when on vacation. Few have to worry about preparing a contingency plan for their accommodations if an Airbnb host decides

December 10, 2015 @ edition.cnn.com

Funding Daily: Today's tech funding news, in one place

Here's a list of today's tech funding stories, updated as the day unfolds. Tip us here if you have a deal to share. Vuru is investment analytics for the average Joe. Today the company raised $1 million from Tim Draper in partnership with Naveen Jain and Sony

April 29, 2015 @ venturebeat.com

Home comfort even when you're abroad - winq.

If you're not one for hotels and miss the comfort of a true home when you travel, then you might want to give MisterB&B a visit. The website provides a short term apartment rental service specifically geared towards the gay market. Co-founder

February 27, 2014 @ winq.com

Discover The Gay World With MisterBNB

Ah, the 300-plus prides, the dozens of circuit parties, the museums, the fine dining, the gay 'hoods. These days, there are so many great gay-themed events around the world, a guy can get dizzy just figuring out where to start.

February 19, 2014 @ queerty.com

Our Story


misterb&b

The three founders of misterb&b.

In 2013, Matthieu Jost (second from right) booked a private room in Barcelona with his partner. When they got there, it was clear the host didn't feel comfortable hosting a gay couple. The weekend turned into the most awkward travel experience. Matthieu started misterb&b so that no one from the gay community would ever have such an experience again.

Since 2013, We've Onboarded 220,000 Listings


Total Listings as of Dec' 18 = 220,000
220,000
165,000
110,000
55,000
0
2014
2015
2016
2017
2018
Total Listings

Numbers are from January 2014 through December 2018. In January 2019, we added an additional 20,000 listings for a total of 240,000 listings.

Our Traction

30%	55%	1.9	220,000
Revenue growth YoY	Share of transactions done by returning customers	Repeat purchase rate per guest per year	Hosts in 135 countries

LGBTQ Online Accommodation Market: $16 Billion

The total addressable market for online accommodation Market in LGBTQ community is $16 billion USD. LGBTQ travelers are the most active segment in the travel space – 80% of U.S. LGBTQ folks have a passport compared to 40% of the general population.





How We'll Grow With Your Investment

As a sharing economy company, we believe our community of hosts and guests should have the opportunity to invest in the company's growth.

With the money raised here, we plan to expand our offerings of LGBTQ-friendly hotels, particularly in areas we have few short-term rentals. Funds will be used to broadly market this new offering and grow our revenues. A small part of the funding will be for technology and API connections.

By adding LGBTQ-friendly hotel rooms to our inventory, we will stay true to our unique value proposition, helping LGBTQ travelers to:
- connect by knowing if other misterb&b guests will stay at the same hotel, allowing them to get in touch if their dates coincide.
- travel safe wherever they go, since our team selected truly LGBTQ-friendly hotels and that our community will leave exclusive reviews from LGBTQ travelers.

Our Journey

August 2013
Co-founder Matthieu Jost and his partner rejected by their host because they are gay.

January 2014
Misterb&b launches

January 2015
Selected to 500 Startups Batch 12
Other alumni of the world-class accelerator program include CreditKarma, Udemy, Hinge, and PlanGrid.

June 2017
Raised $8.5M USD Series A

July 2017
Reached $1M USD in transactions per month

January 2018
Welcomed our 50th employee

June 2018
Named "App of the Day" on the Apple Store

December 2018
Working with 1,600 municipalities worldwide

Meet the Founders



Matthieu Jost
CEO

13+ years' as an entrepreneur. Improved short term rental marketplace aimed at LGBTQA community



Francois de Landes de Saint Palais
COO

Entrepreneur, Co-founder and COO at Sejourning - France-based short term rental between individuals



Marc Dedonder
CCO

ROI content & digital/social media marketing strategy, 16+ years experience in leadership/management

AND THE REST OF THE TEAM



Anissa Truchet

CMO

15+ years experience in online marketing from Editor, Agency and Advertiser sides, E-commerce expert



Jesse Leonardi

VP of Marketing

Chief Strategy Officer and Partner at Parcon Media, Experienced Digital Marketing Consultant



Jean Bourcereau

Board Member

Managing Partner at Ventech



Anthony Bazhuhin

CTO

Ruby on Rails Team Lead, Experienced Technical Lead / Project Manager



Arnaud Houvet

Head of Operations

Experienced Accounting and Financial Administration Manager, Oversees accounting, administrative, HR



Anton Waitz

Board Member

General Partner at Project A Ventures.

Raised $12,779,977From 9+ Investors

Joel Simkhai

Founder and CEO of Grindr

Cyril Grislain

Business Angel, (Amongst top-20 in FrenchTech) 30+ start-ups, 2 unicorns, 5 Exits

Tristan Pollock

Founded @Storefront (raised $10M, acq by OuiOpen) & @SocialEarth, Forbes 30 Under 30, TEDx speaker

Brett Henry

Travel tech industry executive and SE Asia seed stage angel investor. General Member @angelvestgroup

Francesco Magagnini

Co-Founder @Kellify | Tech Entrepreneur | AI, FinTech

Jim Brandt

Serial Investor in over 30+ companies

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What is misterb&b?

misterb&b is a short-term rental platform that ensures a gay-friendly, welcoming travel experience.

WF: What is your background and what led you to create this company?

m: I founded my first company, a content platform around TV shows, at 18. After I sold it, I focused on marketing in the media industry for many years. What led me to misterb&b is that I had a terrible experience booking a short-term rental. I'd booked a private room on a mainstream platform with my partner. When we arrived at the destination, the host was very uncomfortable having two gay guys sleeping in a room together. After that very awkward and sad experience, I decided to create misterb&b so my community would not face this kind of situation anymore, and we can feel welcome and safe everywhere we travel in the world.

WF: What are some key milestones you've had since you launched the company?

m: The company was launched in France at the end of 2013. We had difficulty raising institutional money there because we served the gay market, so we moved the company to Silicon Valley where we finalized a series of seed rounds totalling $2M in early 2015. Then, we were invited into world class startup incubator 500 Startups in San Francisco. That was definitely a milestone. After Demo Day, we raised another $2.5M round in December 2015. It was also during 500 Startups that we brought in our first marketing expert and learned so much about how to grow the platform and how to better balance supply and demand in the marketplace.

In 2017, we raised $8.5M in our Series A round and that same year, we reached 1 million USD in transactions per month.

In June 2018, for Pride, Apple featured misterb&b as App of the Day. We are the first gay app named App of the Day. And that's because they believed in our mission and purpose and were willing to associate their brand with ours.

misterb&b now has offices on three continents. We have more than 210,000 hosts in over 135 countries, and we continue to grow.

WF: Why crowdfunding?

m: As a sharing economy company, we believe our community of hosts and guests should have the opportunity to invest in the company's growth. We want to give the community the opportunity to be part of our success. The funds will mostly be used to accelerate the integration of gay-friendly hotels in our inventory and to drive demand for this new offering.

WF: What will happen if a mainstream player launch a "gay welcoming" check box

m: The success of misterb&b is partly due to the fact that we are a gay operated company for gay people which creates trust and loyalty from our users. Our business is mostly done with private room listings, where guests and hosts can connect while traveling. It's basically easier for a gay traveler to get insights about the city he's visiting from a gay host. Helping people make a personal connection, not only with the local culture but with the local people, is how we give back to the global gay community. Our unique value proposition is so strong that we bring new exclusive hosts to the sharing economy. We think that life is about connections and helping create a more welcoming world.

If a mainstream platform launches tags like "LGBT welcome" it will make all the other listings that didn't check this "LGBT Welcome" box homophobic. We don't think it makes a lot of sense.

WF: How do you measure progress in the business today?

m: The first KPI is Growth Monthly Volume summing the total transactions coming through the platform. As I mentioned, last year, we were doing more than $1 million USD in total transactions per month. Then, there's the number of hosts we have -- over 210,000. These are our main KPIs, along with measuring repeat business. That's a very strong KPI for a company like us. Currently, more than 50% of our business comes from guests who have previously booked on the platform. That's a huge number.

WF: How do you get people to move over to your platform from a larger one?

m: Hosts can be on multiple platforms. It's the same way someone could be a Lyft driver and an Uber driver at the same time. It's just distribution for them. It's to their advantage.

From a guest standpoint, it's about awareness. We had to make sure that people knew that we existed and then whether or not someone felt the need to travel or stay gay, et cetera. What we didn't anticipate was that we were actually bringing new people into the sharing economy. There are many people in the LGBTQ community who had space in their home that they wanted to share, but they would not put it up on a mainstream platform because they wouldn't want a stranger coming into their home without knowing how they would react or how they would treat them. As it turned out, the majority of our hosts are not on any other platform. They just did not feel comfortable using mainstream platforms and welcoming random people into their homes.

On the demand side, you have a traveler looking at misterb&b, booking.com, Expedia, and other sites. They're comparing their options, and they're going to make a decision based on location, price, community affinity, and that trust and safety.

So, it's on us to ensure that our community understands that we're an option and that we're here. You know, please consider us, but we certainly understand if there's price sensitivity and we don't have the right price listing available in that city for them at that particular time. This is one of the reasons we will add hotel rooms to our inventory.

WF: Tell me more about the efforts to grow. What has been working and what hasn't?

m: For our community, what we have learned is that the first thing hosts look at is that to connect with the community. That comes first for them, before making money. What they want is to be able to host their community and show them the city. So, all the messaging we use is focused on community and connection.

For guests, what works is messaging about connecting, making new friends, being able to stay like a local, and get host tips. Because, for us as a community, when we travel, sometimes it's hard to connect and find where the good things to see and visit are and where the gay scene is. It's easy to find lists of bars on the internet, but how do people actually live in the city and participate in the gay scene. This is of interest to our guests. This works to connect the community.

And like every tech platform we use the major social networks to recruit hosts and guests.

WF: How big is your total addressable market?

m: The total addressable market on the short-term rental for the LGBTQ community is around $16B today. We continue to expand to more cities. Also, members of the gay community who were previously mostly using hotels where they felt safe, are discovering short-term rental. We are just opening the market! We have no competitor in the US. It's a huge, huge market, and our goal is to become the largest booking platform catering to our community, not only for short-term rentals, but also for hotels, and to continue to expand in other vertical markets. So, for us, this is just the beginning.

The LGBTQ community is a premium segment in the travel industry. Many hotel chains, especially in the US, target this community because they travel more. They are not wealthier than anyone, but they have more money to spend on leisure, and most of the time, they don't have children. This community travels a lot, especially off-season.

WF: Tell me about the evolution towards a hub of travel for this community.

m: We feel that misterb&b has the potential to go beyond short-term rentals and become a comprehensive travel hub for the LGBTQ community.

We recently launched Experiences helping travelers discover their destinations from a new perspective with gayborhoods tours, clandestine dinner parties, photography lessons, etc. We also now offer tickets to gay parties in targeted European cities.

In terms of content, we already have an entire section dedicated to gay city guides, gay events and also a gay travel blog. And there's much more we can do to help travelers decide on their future destinations.

If you consider accommodations only, our next move is to grow inventory by adding hotel rooms. At some point, it could make sense to add cabins on gay cruises. And there are plenty of other travel-related services to consider in the future.

WF: Are you adding different revenue streams and products?

m: Yes, hotel rooms will be the next big milestone. The idea is to offer hotels in cities where we don't have enough inventory. We will connect to hotel APIs, grow the inventory and increase the business. We'll have our content team reviewing and curating the hotels to ensure they are the right fit for our community.

By adding LGBTQ-friendly hotel rooms to our inventory, we stay true to our unique value proposition, helping LGBTQ travelers to connect (by knowing if other misterb&b guests will stay at the same hotel, allowing them to get in touch if their dates coincide) and to travel safe wherever they go (since our team selected truly LGBTQ-friendly hotels and that our community will leave exclusive reviews from LGBTQ travelers).

With this crowdfunding round, we will be able to connect with hotels around the world in all our top cities and offer very competitive pricing compared to Booking.com or Expedia. It will have a direct impact on our gross monthly volume. As you can see, it's a big opportunity for the community to travel safely and feel welcome in even more places around the world.

We also recently launched misterb&b gift cards. Now you can give your loved ones the freedom to book a gay welcoming/friendly home or private room in a host's space throughout the world for their dream vacation.

WF: Tell me more about this funding round. You raised $8.5M last year. How do you put that money to work? Why are you raising capital? ^

m: With our Series A, we grew the team from 20 to 50 people. We doubled our Customer Service team, hired a CMO and grew our marketing team, and built a Data Science and a Legal team. With the Series A completed we believe the company will be profitable within two years. The idea with this crowdfunding round is to accelerate growth with the hotels project. A small percent will go to technical integration and legal aspects of the hotel sales, because in some countries, we'll need a travel agent license to be able to offer hotel rooms. But most of the money will be a marketing spend around gay and gay-friendly hotels.

WF: Tell me about mistakes you've made and how you and your team dealt with them. ^

m: I would say our main mistake is that we did no anticipate that it would be so difficult to raise institutional money in France because we were serving the gay market. We lost many months until we understood that our only way out was to raise funds in the US. If we had to do it again, we would start the project directly in the US and not in France.

WF: Tell me more about the regulatory issues, in the US and abroad. Airbnb kind of just went for it, and now municipalities and governments are figuring out laws and regulations. Do you have to abide by them? ^

m: Today, the municipalities are targeting private owners with dedicated apartments for short-term rental. They don't target people who live in their homes and rent it for a few days or a few weeks a year. Most of our business is done on private rooms therefore we are much less impacted by these regulations. This is a strength for us.

What's also a strength is that where regulations do affect us, we abide by them and we have negotiated agreements with an increasing number of cities, in the US or in Europe.

WF: What are key hires that you want to make soon? ^

m: We hired a new CMO a few months ago, who comes from the hospitality industry. We will continue to grow and put an emphasis on marketing and retention (CRM, loyalty program, referrals etc.). Additional key hires will focus on the product.

WF: What keeps you up at night? What are the problems you're trying to solve before they happen? ^

m: What keeps me up at night is my ability to continue to protect my community around the world. I think that more than ever, we need to be able to provide a safe way for the community to travel around the world. This is really key and we spend a lot of money and effort on delivering this promise.

WF: What stops an entrenched player, Airbnb or VRBO or somebody else, from turning an about-face and focusing on this large, and as you mentioned, even quite lucrative community? ^

m: I don't see that any mainstream player will launch a vertical brand. They are focused on building their own brand and proving they are inclusive. So, we don't see that as a threat.

There's an interesting corollary if you look at online dating. Eharmony did not allow men to search for men or women to search for women, they were sued and forced to create another site that was for the gay community. Needless to say, it lacked trust and credibility, and it wasn't used, so it died. You look at Jdate, which is for the Jewish community. Why can they thrive and still exist to this day with so much competition? It really goes to credibility and trust in community. So, our community, like any community that's marginalized, understands when they're being pandered to or when they're just being tolerated. We also know when we're being authentically celebrated and welcomed by a company such as misterb&b, which was created by and for the community.

WF: Why do you think this community knows that you're authentic?

m: Because they know that 2 of the 3 co-founders are gay. Because they see it in our advertising, in the events that are promoted on our page, and the experiences that we promote locally.

What we do is helping our community connect and travel safely and understand what it's like to live like a gay local, and that means more than just knowing where the gay bars are.

Giving Back thru mister for good
Last year, through the mister for good initiative, we supported 5 non profits fighting for LGBTQ rights. This year, through mister for good, we will also support a LGBTQ entrepreneur by incubating his startup Rainbold Society in our Paris office. Stephane Sauve's dream is to design and develop the "House of Diversity" : an inclusive, cross generational co-housing project tailored for the older LGBTQ community (but open to all) and designed to help LGBTQ elders age better, without discrimination. Through donations, office space and mentorship, misterb&b helps Stephane make his project happen.

WF: Where do you see yourself on the spectrum between creating content as a company or having it curated by the public?

m: One way we build credibility is by having reviews, where you can see thousands guests and hosts experiences. Another way our guests get user-generated content is when they talk with their gay hosts and get trendy local recommendations from them. But we also have an editorial approach. I mean, we look at the major gay events around the world, and we're bringing them to our city guides. So, I would say that we have a combined approach. Online, we curate and edit, but offline, you interact with the community, and when you travel, you get their particular point of view.

User-generated content is tough because it requires solid guidelines and monitoring. It's kind of a lot to take on operationally. But we have "mister of the week" tips with hosts sharing what they like to do in their city. So, when you search on misterb&b, you will be able to learn from locals about the trendiest places to go.

This is key to differentiate ourselves from mainstream players because we provide so much content around gay interests when it comes to destinations and recommendations.

WF: How do you think about the focus on gay men versus gay women, as your name is misterb&b?

m: At the beginning, misterb&b was focused on the gay male market because we know this market very well. Now, misterb&b is pushing toward diversifying. We are open to the entire LGBTQ community and allies. We are focused on the gay market, and we are open to anyone who accepts our LGBTQ community..

Early on we discovered that about 5% of our bookings were done by straight women. We looked into it and asked them why they were booking on misterb&b. We discovered that there were really two reasons. One was safety. Some women feel safer staying at a gay guy's house. And the other thing is fun. They think it's going to be more fun and fashionable and trendy.

So, from the beginning, we've had women traveling on the platform, we're targeting that audience and we find that interesting. Obviously, if we pushed the scale too far, and 80% of the travelers were women, we'd lose our specific focus. But we do have women travelers using our platform, and we actually have women as hosts as well. One host happens to be one of our best in Hell's Kitchen in New York, she does a ton of bookings, and I believe she's heterosexual. So, anyone can travel and host on the platform, but everyone has to indicate that they're either part of our community or friendly to it, period.

WF: Have you dealt with any hate, and how concerned are you about that?

m: We've never had any homophobic issue or incidents to report, except for the usual hate messages on social media. I've seen on social media where an angry guy has said, "Why am I getting this?" because he's receiving our ads. Some other times, it's just plain homophobic slurs. But we've never received threats. Maybe it will happen because we intensify our PR efforts across the world. But look, if we have an article somewhere, and we get these homophobic comments, they will just make people realize that misterb&b is really needed. If people still say homophobic things about us, it means that misterb&b is still something that needs to exist.

WF: What's the endgame here? When you think about the dream of this company and perhaps an exit? What does it look like when you win?

m: Winning is when our community wins. In terms of exit, that could include being bought by a mainstream player or a gay player. There could be an acquisition from within the travel industry. There's also an option to go public at some point.

The best exit option will be the one that will allow misterb&b to continue to serve the community. This is essential for us.

WF: Why are you the ones to make this happen?

m: misterb&b is not just another business. We have a purpose and we have had it at heart since the beginning. This is what has been driving the co-founding team all along and allowed us to be so successful so far. This commitment to our dream is also why I see us continue to grow and scale and why our company is headed toward continued success.

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RISKS

1 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

2 To increase revenues we must expand our userbase. To accomplish this, we must increase our visibility in the marketplace. Potential customer must be aware we exist and be able to find us. We need to

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

misterb&b is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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